CERTIFICATE OF DETERMINATION
               OF PILGRIM GOVERNMENT SECURITIES INCOME FUND, INC.

     James R. Reis and James M. Hennessy certify that:

1. They are the Executive Vice President and the Secretary, respectively, of Pilgrim Government Securities Income Fund, Inc., a California corporation (the "Fund").

2.   The Board of Directors duly adopted the foregoing resolution:

     WHEREAS, the series of Pilgrim Government Securities Income Fund, Inc. currently consists of four series of shares: Class A, Class B, Class C and Class M; and

     WHEREAS, Article IV, Section 3 of the Articles of Incorporation of the Fund provides that the Board of Directors may designate additional series of shares without shareholder vote; and

     WHEREAS, the Directors desire to create two additional classes of shares of the Fund and the Directors have determined, in the exercise of their reasonable business judgment and in light of their fiduciary duties as Directors, that it would be in the best interest of the Fund to create such additional series of shares of the Fund to be designated as "Class Q Shares" and "Class T Shares."

     NOW, THEREFORE, BE IT RESOLVED, that the creation of two series of shares of the Fund designated as Fund Class Q and Fund Class T be and it hereby is approved; and it is further

     RESOLVED, that the total number of Class Q shares and Class T shares that the Fund has authority to issue is fifty million (50,000,000) for each class; and it further

     RESOLVED, that the shares of Class Q and Class T designated hereby shall have the rights, preferences, privileges, and restrictions as currently set forth in Articles IV and V of the Articles of Incorporation of the Fund; and it is further

     RESOLVED, that the officers of the Fund are hereby authorized to prepare, execute, file and deliver any documents or materials and take any action which they deem necessary or appropriate to effectuate and consummate the issuance and offering of the Class Q and Class T shares and to carry out the intent of this resolution.

3. The total number of Class Q and Class T shares which the Fund has authority to issue is fifty million (50,000,000) for each class. None of the Class Q or Class T shares have been issued.


                                        /s/ James R. Reis
                                        ----------------------------------------
                                        James R. Reis
                                        Executive Vice President


                                        /s/ James M. Hennessy
                                        ----------------------------------------
                                        James M. Hennessy
                                        Secretary

                       VERIFICATION BY WRITTEN DECLARATION

     James R. Reis declares under penalty of perjury under the laws of the State of California that he has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge.


Dated: ________ ___, 1999               /s/ James R. Reis
                                        ----------------------------------------
                                        James R. Reis


                       VERIFICATION BY WRITTEN DECLARATION

     James M. Hennessy declares under penalty of perjury under the laws of the State of California that he has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge.


Dated: ________ ___, 1999               /s/ James M. Hennessy
                                        ----------------------------------------
                                        James M. Hennessy